Exhibit 99.1

BRE Properties, Inc.

Third Quarter 2004

Earnings Release and

Supplemental Financial Data

Pinnacle Westridge 234 Units Valencia, California Development Completed 3Q ’04

BRE Properties, Inc. 44 Montgomery Street, 36th Floor San Francisco, CA 94104	Phone: Fax: E-mail:	415.445.6530 415.445.6505 ir@breproperties.com

Investor contact: Edward F. Lange, Jr.

EVP and Chief Financial Officer

415.445.6559

Media contact: Thomas E. Mierzwinski

VP, Corporate Communications

415.445.6525

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this document contains forward-looking statements regarding BRE and property performance, and is based on BRE’s current expectations and judgment. Actual results could vary materially depending on risks and uncertainties inherent to general and local real estate conditions, future interest rate levels or capital market conditions. For more details, please refer to BRE’s SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.

BRE Properties, Inc.

Third Quarter 2004

Earnings Release and

Supplemental Financial Data

FOR IMMEDIATE RELEASE
Investor Contact:	Edward F. Lange, Jr. Chief Financial Officer BRE Properties, Inc. 415.445.6559	Media Contact:	Thomas E. Mierzwinski V.P., Corporate Communications BRE Properties, Inc. 415.445.6525

BRE PROPERTIES REPORTS THIRD QUARTER 2004 RESULTS

SAN FRANCISCO (October 13, 2004) – BRE PROPERTIES, INC., (NYSE:BRE) today reported operating results for the quarter and nine months ended September 30, 2004. Excluding litigation charges, funds from operations (FFO), the generally accepted measure of operating performance for real estate investment trusts, totaled $29.9 million, or $0.58 per diluted share, for the third quarter 2004, and $87.9 million, or $1.70 per diluted share, for the nine-month period. Including the litigation charges, FFO totaled $28.1 million, or $0.54 per diluted share for the quarter, and $86.1 million, or $1.67 per diluted share for the year-to-date period.

Litigation and consulting charges recognized during third quarter 2004 totaled $1.8 million, or $0.03 per share, related to Red Hawk Ranch Apartments in Fremont, California. BRE is pursuing construction defect litigation against the builder of the community and other parties. The charges reported in third quarter 2004 include litigation costs and consulting fees incurred to date during destructive testing to determine the extent of the damage and required reconstruction.

In 2003, FFO totaled $28.3 million, or $0.59 per diluted share for the third quarter, and $84.9 million, or $1.78 per diluted share for the nine-month period, excluding previously reported litigation charges totaling $7.3 million, or $0.15 per share. During third quarter 2004, the company and its auditors determined, under provisions in FAS 5, that legal charges originally recognized during third quarter 2003 should be restated and recognized in second quarter 2003. The restatement has no impact on year-to-date 2003 results or balances. The 2003 litigation charges represent total settlement charges, including legal fees, related to the Pinnacle at MacArthur joint venture dispute and a class action application fee suit. (A reconciliation of net income available to common shareholders to FFO, before and after other expenses, is provided at the end of this release.)

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After the close of second quarter 2003, but prior to the filing of the company’s Form 10-Q for the period ended June 30, 2003, the company and parties related to the litigation matters reached verbal settlement agreements or other acknowledgements. Upon subsequent review, under the provisions of FAS 5 and supporting pronouncements, the company and its auditors concluded the legal charges were probable and estimable for second quarter 2003, requiring recognition of the charges in that period.

Accordingly, net income available to common shareholders for second quarter 2003, previously reported at $27.3 million, or $0.59 per share, has been reduced to $20.0 million, or $0.43 per share. Previously reported earnings for the third quarter 2003 of $6.7 million, or $0.14 per share have been increased to $14.0 million, or $0.30 per share.

As restated, FFO for third quarter 2003 is now $28.3 million, or $0.59 per share. FFO for the second quarter 2003, including litigation charges, is restated to $20.4 million, or $0.43 per share. Excluding litigation charges, FFO remains $27.7 million, or $0.58 per share, as previously reported.

Operating Results

Net income available to common shareholders for the third quarter 2004 totaled $10.1 million, or $0.20 per diluted share, as compared with $14.0 million, or $0.30 per diluted share, for the same period 2003, as restated. Net income available to common shareholders for the nine-month period totaled $37.1 million, or $0.73 per diluted share, as compared with $58.7 million, or $1.27 per diluted share, for the same period 2003. The 2003 year-to-date results included a net gain on sales totaling $23.1 million, or $0.50 per diluted share.

Adjusted EBITDA for the quarter totaled $49.7 million, as compared with $45.8 million in third quarter 2003. (A reconciliation of net income available to common shareholders to Adjusted EBITDA is provided at the end of this release.) For third quarter 2004, revenues totaled $76.6 million as compared with $69.8 million a year ago.

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Adjusted EBITDA for the nine-month period totaled $145.2 million, as compared with $137.4 million for the same period 2003. For the nine months ended September 30, 2004, revenues totaled $223.7 million, as compared with revenues of $204.9 million for the same period 2003, excluding revenues from discontinued operations of $2.0 million.

BRE’s year-over-year comparative earnings and per share FFO results were influenced by increased income from acquisitions completed during 2003 and 2004, properties in the lease-up phase of development, and an increase in weighted average shares outstanding following the third quarter 2003 common stock offering. The additional non-same-store income was partially offset by increases to interest expense, and general and administrative expense.

Acquisition activities during 2003 and 2004 increased third quarter 2004 NOI by $3.3 million as compared with third quarter 2003. Development and lease-up properties generated $1.6 million in additional NOI during the quarter as compared with third quarter 2003 levels. (A reconciliation of net income available to shareholders to NOI is provided at the end of this release.)

Net Operating Income by Region Quarter Ended September 30, 2004
($ amounts in 000s) Region	# Units	Gross Investment	% Investment	$ NOI	% NOI
Southern California	9,912	$1,084,561	43%	$24,663	47%
Northern California	5,644	586,184	24%	13,473	25%
Mountain/Desert	5,324	485,362	19%	7,917	15%
Pacific Northwest	3,375	357,022	14%	6,078	11%
Partnership and other income	488	—	—	809	2%

Total	24,743	$2,513,129	100%	$52,940	100%

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Same-Store Property Results

During third quarter 2004, same-store net operating income (NOI) was flat as compared with the same period in 2003. Year-to-date, same-store NOI was down 1% from 2003 levels. BRE defines same-store properties as stabilized apartment communities owned by the company for at least five full quarters. Of the 24,255 apartment units owned directly by BRE, same-store units totaled 20,818 for the quarter and year-to-date periods.

Year over year, same-store revenues were flat for the quarter and year-to-date periods. Average market rent for third quarter 2004 increased 1% to $1,090 per unit, from $1,083 per unit in third quarter 2003. Same-store physical occupancy levels averaged 95% during third quarter 2004 and 2003. Annualized resident turnover averaged 68% year-to-date 2004 and 2003. Year-to-date same-store real estate expenses increased 3%.

On a sequential basis, same-store NOI decreased 1% due to a sequential increase in operating expenses of 2%. The expense increase is attributed primarily to timing of repairs and maintenance costs. Portfolio-wide, third quarter market rent levels increased 1% to $1,090 per unit, from $1,080 per unit in second quarter 2004. Average occupancy levels remained at 95%, in line with management’s expectations.

Same-Store % Growth Results Q3 2004 Compared with Q3 2003
		% Change
	% NOI	Revenue	Expenses	NOI	#Units
San Diego, California	23%	2%	-4%	4%	3,711
L.A./Orange County, California	21%	4%	-5%	9%	3,863
San Francisco, California	18%	-6%	4%	-10%	3,035
Seattle, Washington	13%	0%	-2%	1%	3,149
Sacramento, California	9%	-2%	1%	-3%	2,156
Phoenix, Arizona	8%	1%	1%	1%	2,440
Salt Lake City, Utah	4%	-1%	-2%	-1%	1,264
Denver, Colorado	4%	-7%	-1%	-10%	1,200

Total	100%	0%	-1%	0%	20,818

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Same-Store % Growth Results Nine Months Ended September 30, 2004 Compared with Same Period 2003
		% Change
	% NOI	Revenue	Expenses	NOI	#Units
San Diego, California	23%	2%	2%	2%	3,711
L.A./Orange County, California	20%	3%	1%	5%	3,863
San Francisco, California	19%	-5%	6%	-8%	3,035
Seattle, Washington	13%	0%	3%	-1%	3,149
Sacramento, California	9%	1%	5%	-1%	2,156
Phoenix, Arizona	8%	1%	5%	-1%	2,440
Salt Lake City, Utah	4%	2%	4%	1%	1,264
Denver, Colorado	4%	-5%	-3%	-6%	1,200

Total	100%	0%	3%	-1%	20,818

Same-Store Average Occupancy and Turnover Rates
	Physical Occupancy			Turnover Ratio
	Q3 2004	Q2 2004	Q3 2003	YTD 2004	YTD 2003
San Diego, California	96%	95%	96%	70%	67%
L.A./Orange County, California	97%	96%	96%	62%	57%
San Francisco, California	94%	95%	94%	65%	71%
Seattle, Washington	95%	96%	93%	63%	67%
Sacramento, California	96%	94%	96%	76%	83%
Phoenix, Arizona	96%	95%	94%	72%	71%
Salt Lake City, Utah	95%	95%	95%	78%	75%
Denver, Colorado	93%	95%	95%	73%	79%

Average	95%	95%	95%	68%	68%

Acquisition and Development Activity

During third quarter 2004, BRE completed two development communities, Pinnacle at Westridge, 234 units, Valencia, California; and Pinnacle at Talega II, 110 units, San Clemente, California. Pinnacle at Westridge averaged 62% occupancy for the quarter, with an end-of-period occupancy of 78%. Pinnacle at Talega II averaged 76% occupancy for the quarter, and achieved 96% occupancy at the end of the period.

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During third quarter 2004, BRE acquired Evergreen Park Apartments, with 226 units, located in Redmond, Washington adjacent to Microsoft World Headquarters, for approximately $31 million. The company also purchased two contiguous land parcels for future development in Emeryville, California, in the San Francisco Bay area market, for approximately $9.2 million.

BRE currently has four communities with a total of 1,124 units under construction, for a total estimated investment of $221 million, and an estimated balance to complete totaling $152 million. Expected delivery dates for these units range from fourth quarter 2005 through first quarter 2007. All development communities under construction are located in Southern California. In addition to the land acquired during the quarter in Emeryville, BRE owns one parcel of land in Pasadena, California, representing 188 units of future development, for an estimated cost of $52 million.

At September 30, 2004, the company had entered into agreements providing options to purchase or lease four parcels of land, and is actively pursuing local development approvals. Two sites are located in Northern California, representing 786 units of future development with an estimated total cost of $193 million. Two sites are located in Southern California, representing 608 units of future development at an estimated cost of $190 million. Anticipated construction start dates range from second half 2005 to second half 2006.

Financial and Other Information

At September 30, 2004, BRE’s combination of debt and equity resulted in a total market capitalization of approximately $3.5 billion, with a debt-to-total market capitalization ratio of 38%. BRE’s outstanding debt of $1.3 billion carried a weighted average interest rate of 5.45% for the nine months ended September 30, 2004. BRE’s coverage ratio of Adjusted EBITDA to interest expense was 3.0 times for the quarter and year-to-date periods. The weighted average maturity for outstanding debt is five years. At September 30, 2004, outstanding borrowings under the company’s unsecured and secured lines of credit totaled $358 million, with a weighted average interest cost of 2.5%

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For third quarter 2004, cash dividend payments to common shareholders totaled $24.5 million or $0.4875 per share. For the nine months ended September 30, 2004, cash dividend payments to common shareholders totaled $73.4 million, or $1.4625 per share.

Earnings Outlook

As of October 4, 2004, 14 research analysts had contributed quarterly FFO estimates on BRE to First CallTM, a widely referenced source of consensus earnings. Current analyst estimates of BRE’s per share FFO for third quarter 2004 range from $0.57 to $0.62, for a consensus average of $0.59 per share.

For the year 2004, 14 analysts have contributed per share FFO estimates for BRE to First Call ranging from $2.27 to $2.37, for a consensus average of $2.31. Given current expectations and judgment, the company believes FFO estimates for 2004, before litigation charges, should be adjusted to a range of $2.27 to $2.30 per share. BRE believes EPS estimates for 2004 should be adjusted to a range of $1.27 to $1.30 per share. The revised range for fourth quarter guidance reflects the potential timing of property sales and capital formation activities. The adjusted per share range for FFO excludes anticipated legal and consulting costs related to the Red Hawk Ranch litigation, estimated at $1 million for fourth quarter 2004, and $2.8 million for the year.

FFO and EPS estimates may be subject to fluctuation as a result of several factors, including any change to underlying operating fundamentals, the timing associated with acquisition and disposition activity, the incurrence of any unusual or nonrecurring charges, and any gains or losses associated with disposition activity.

BRE will complete its budget process for 2005 during late November/early December. The company will issue a press release with 2005 guidance in mid-December, upon completion of that process.

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Q3 2004 Analyst Conference Call

The company will hold a conference call on Thursday, October 14, 2004 at 8:30 a.m. PDT /11:30 a.m. EDT to review these results. The dial-in number to participate in the U.S and Canada is 888.290.1473; the international number is 706.679.8398. Mention Conference ID# 9837370. A telephone replay of the call will be available October 14, 2004 through October 30, 2004 at 800.642.1687, 706.645.9291 international, using the same conference ID#. A link to the live conference call webcast will be available on the homepage of the company’s website—www.breproperties.com. An online playback of the webcast will be available for 30 days following the call.

About BRE Properties

BRE Properties—a real estate investment trust—develops, acquires and manages apartment communities convenient to its Residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 87 apartment communities totaling 24,255 units in California, Arizona, Washington, Utah and Colorado. The company currently has six other properties in various stages of development and construction, totaling 1,536 units, and joint venture interests in two additional apartment communities, totaling 488 units.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding company and property performance, and is based on the company’s current expectations and judgment. Actual results could vary materially depending on risks and uncertainties inherent to general and local real estate conditions, competitive factors specific to markets in which BRE operates, legislative or other regulatory decisions, future interest rate levels or capital markets conditions. The company assumes no liability to update this information. For more details, please refer to the company’s SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.

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BRE Properties, Inc.

Financial and Operating Highlights

Third Quarter 2004

(Unaudited; in thousands, except per share, ratio and community data)

	Quarter Ended September 30,		Nine months ended September 30,
OPERATING INFORMATION	2004	2003	2004	2003
		(Restated)
Total revenues (1)	$76,628	$69,781	$223,697	$204,950

Net income available to common shareholders	$10,116	$14,025	$37,059	$58,687
Per share-diluted	$0.20	$0.30	$0.73	$1.27

Funds from Operations (2)	$28,120	$28,268	$86,110	$77,637
Funds from Operations (excluding Other expenses) (2)	$29,912	$28,268	$87,902	$84,942
FFO per share-diluted	$0.54	$0.59	$1.67	$1.63
FFO per share-diluted (excluding Other expenses)	$0.58	$0.59	$1.70	$1.78

Adjusted funds from Operations (excluding Other expenses)	$23,459	$25,691	$75,217	$77,255
AFFO per share-diluted (exluding Other expenses)	$0.45	$0.53	$1.46	$1.62

Dividends per share	$0.4875	$0.4875	$1.4625	$1.4625

Adjusted EBITDA (2)	$49,711	$45,781	$145,247	$137,433

Common dividends	$24,507	$22,586	$73,426	$67,603
Preferred dividends	$3,203	$2,657	$8,588	$7,971
Interest expense	$16,775	$14,895	$49,042	$44,642

Interest coverage ratio (3)	3.0	3.1	3.0	3.1
Fixed charge coverage ratio (4)	2.5	2.6	2.5	2.6

Same-store revenue increase/decrease	0%	-2%	0%	-4%
Same-store expense increase/decrease	-1%	6%	3%	1%
Same-store NOI increase/decrease	0%	-6%	-1%	-6%
Operating margins	69%	69%	69%	70%

CAPITALIZATION DATA			9/30/04	9/30/03
Net real estate investments			$2,331,167	$2,116,807
Total assets, gross			$2,662,075	$2,392,859

Total debt			$1,336,368	$1,140,460
Minority interest			$35,720	$43,539
Preferred stock			$175,000	$128,750
Total shareholders’ equity			$972,822	$951,310

Common shares and units outstanding			51,284	50,489
Share price, end of period			$38.35	$32.98

Total market capitalization			$3,478,109	$2,934,337
Total book capitalization			$2,344,910	$2,135,309

Debt to total market capitalization			38%	39%
Debt to total book capitalization			57%	53%
Debt to total assets, gross			50%	48%
Secured debt to total assets			11%	11%

COMMUNITY INFORMATION - SEPTEMBER 30, 2004			Communities	Units
Operating communities:
Directly owned			87	24,255
Joint ventures			2	488

Communities under development:
Construction in Progress			4	1,124
Land under development			2	412

(1)	Revenues reported exclude results from discontinued operations.
(2)	Please refer to Exhibit C for definitions and reconciliations of all non-GAAP financial measures presented in this supplemental package.
(3)	Represents ratio of Adjusted EBITDA to interest expense.
(4)	Represents ratio of Adjusted EBITDA to interest expense and preferred stock dividends.

BRE Properties, Inc.

Consolidated Balance Sheets

Third Quarter 2004

(Unaudited, dollar amounts in thousands except per share data)

	September 30, 2004	September 30, 2003

ASSETS
Real estate portfolio:
Direct investments in real estate:

Investments in rental properties	$2,513,129	$2,229,878
Construction in progress	69,030	79,665
Less: accumulated depreciation	(284,912)	(226,543)

	2,297,247	2,083,000

Equity interests in and advances to real estate joint ventures:
Investments in rental properties	10,268	10,499

Land under development	23,652	23,308

Total real estate portfolio	2,331,167	2,116,807

Cash	1,484	3,746
Other assets	44,512	45,763

TOTAL ASSETS	$2,377,163	$2,166,316

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unsecured senior notes	848,352	$764,205
Unsecured line of credit	218,000	143,000
Secured line of credit	140,000	100,000
Mortgage loans	130,016	133,255
Accounts payable and accrued expenses	32,253	31,007

Total liabilities	1,368,621	1,171,467

Minority interests	35,720	43,539

Shareholders’ equity:

Preferred Stock, $0.01 par value; 10,000,000 shares authorized:

2,150,000 shares 8.50% Series A cumulative redeemable, $25 liquidation preference, issued and outstanding at September 30, 2003	—	53,750

3,000,000 shares 8.08% Series B cumulative redeemable, $25 liquidation preference, issued and outstanding	75,000	75,000

4,000,000 shares 6.75% Series C cumulative redeemable, $25 liquidation preference, issued and outstanding at September 30, 2004	100,000	—

Common stock, $0.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 50,263,488 and 49,343,444 at September 30, 2004 and 2003, respectively.	503	493

Additional paid-in capital	797,319	822,067

Total shareholders’ equity	972,822	951,310

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,377,163	$2,166,316

BRE Properties, Inc.

Consolidated Statements of Income

Quarters and Nine Months Ended September 30, 2004 and 2003

(Unaudited, dollar and share amounts in thousands)

	Quarter ended 9/30/04	Quarter ended 9/30/03	Nine months ended 9/30/04	Nine months ended 9/30/03
		(Restated)
REVENUE
Rental income	$72,280	$66,140	$211,757	$194,336
Ancillary income	3,539	3,114	10,185	8,955
Partnership and other income	809	527	1,755	1,659

Total revenue	76,628	69,781	223,697	204,950

EXPENSES

Real estate expenses	23,688	21,799	68,878	60,959
Depreciation	17,249	13,381	46,859	39,192
Interest expense	16,775	14,895	49,042	44,642
General and administrative	3,229	2,201	9,572	7,800
Other expenses	1,792	—	1,792	7,305

Total expenses	62,733	52,276	176,143	159,898

Income before minority interests in consolidated subsidiaries and discontinued operations	13,895	17,505	47,554	45,052

Minority interests	576	823	1,907	2,477

Income from continuing operations	13,319	16,682	45,647	42,575

Discontinued operations:
Net gain on sales	—	—	—	23,147
Discontinued operations, net (1)	—	—	—	936

Total discontinued operations	—	—	—	24,083

NET INCOME	$13,319	$16,682	$45,647	$66,658

Dividends attributable to preferred stock	3,203	2,657	8,588	7,971

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$10,116	$14,025	$37,059	$58,687

Net income per common share - basic	$0.20	$0.30	$0.74	$1.27

Net income per common share - assuming dilution	$0.20	$0.30	$0.73	$1.27

Weighted average shares outstanding - basic (2)	50,210	46,565	50,130	46,205

Weighted average shares outstanding - assuming dilution (2)	50,895	47,040	50,650	46,555

(1)	Details of net earnings from discontinued operations. Nine months ended September 30, 2003 includes results from the two communities sold during first quarter 2003 and one community sold during second quarter 2003.

	Quarter ended 9/30/04	Quarter ended 9/30/03	Nine months ended 9/30/04	Nine months ended 9/30/03
Rental and ancillary income	$—	$—	$—	$1,984
Real estate expenses	—	—	—	(742)
Depreciation	—	—	—	(306)
Interest expense	—	—	—	—

Income from discontinued operations, net	$—	$—	$—	$936

(2)	See analysis of weighted average shares and ending shares at page 17.

BRE Properties, Inc.

Consolidated Balance Sheets-Past Five Quarters

(Unaudited, dollar amounts in thousands except per share data)

	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003
ASSETS
Real estate portfolio:
Direct investments in real estate:
Investments in rental properties	$2,513,129	$2,433,631	$2,371,122	$2,281,048	$2,229,878
Construction in progress	69,030	93,649	95,325	100,870	79,665
Less: accumulated depreciation	(284,912)	(268,194)	(253,699)	(239,810)	(226,543)

	2,297,247	2,259,086	2,212,748	2,142,108	2,083,000
Equity interests in real estate joint ventures:
Investments in rental properties	10,268	10,325	10,338	10,391	10,499

Land under development	23,652	12,167	48,551	28,404	23,308

Total real estate portfolio	2,331,167	2,281,578	2,271,637	2,180,903	2,116,807

Cash	1,484	6,374	25	1,105	3,746
Other assets	44,512	47,563	47,990	45,957	45,763

TOTAL ASSETS	$2,377,163	$2,335,515	$2,319,652	$2,227,965	$2,166,316

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Unsecured senior notes	$848,352	$848,456	$848,763	$763,915	$764,205
Unsecured line of credit	218,000	160,000	135,000	196,000	143,000
Secured line of credit	140,000	140,000	140,000	100,000	100,000
Mortgage loans	130,016	130,735	131,782	132,414	133,255
Accounts payable and accrued expenses	32,253	37,507	30,162	36,233	31,007

Total liabilities	1,368,621	1,316,698	1,285,707	1,228,562	1,171,467

Minority interests	35,720	33,798	38,862	38,859	43,539

Shareholders’ equity:
Preferred stock	175,000	175,000	175,000	128,750	128,750
Common stock	503	502	501	500	493
Additional paid-in capital	797,319	809,517	819,582	831,294	822,067

Total shareholders’ equity	972,822	985,019	995,083	960,544	951,310

TOTAL LIABILITIES AND EQUITY	$2,377,163	$2,335,515	$2,319,652	$2,227,965	$2,166,316

BRE Properties, Inc.

Consolidated Statements of Income

Past Five Quarters

(Unaudited, dollar amounts in thousands)

	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003
					(Restated)
REVENUE
Rental income	$72,280	$71,254	$68,223	$66,323	$66,140
Ancillary income	3,539	3,416	3,230	3,185	3,114
Partnership and other income	809	475	472	685	527

Total revenue	76,628	75,145	71,925	70,193	69,781

EXPENSES

Real estate expenses	23,688	23,044	22,146	21,914	21,799
Depreciation	17,249	15,094	14,516	13,854	13,381
Interest expense	16,775	16,591	15,677	14,975	14,895
General and administrative	3,229	3,121	3,221	2,262	2,201
Other expenses	1,792	—	—	—	—

Total expenses	62,733	57,850	55,560	53,005	52,276

Income before minority interests in consolidated subsidiaries and discontinued operations	13,895	17,295	16,365	17,188	17,505

Minority interests	576	613	718	719	823

Income from continuing operations	13,319	16,682	15,647	16,469	16,682

Discontinued operations:
Net gain on sales	—	—	—	—	—
Discontinued operations, net (1)	—	—	—	—	—

Total discontinued operations	—	—	—	—	—

NET INCOME	$13,319	$16,682	$15,647	$16,469	$16,682

Redemption related preferred stock issuance costs	—	—	—	2,166	—
Dividends attributable to preferred stock	3,203	3,203	2,183	2,657	2,657

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$10,116	$13,479	$13,464	$11,646	$14,025

Net income per common share - basic	$0.20	$0.27	$0.27	$0.23	$0.30

Net income per common share - diluted	$0.20	$0.27	$0.27	$0.23	$0.30

Weighted average shares outstanding - basic	50,210	50,130	50,065	49,815	46,565

Weighted average shares outstanding - assuming dilution	50,895	50,560	50,500	50,270	47,040

(1) Details of earnings from discontinued operations, net:

	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003
Rental and ancillary income	$—	$—	$—	$—	$—
Real estate expenses	—	—	—	—	—
Depreciation	—	—	—	—	—
Interest expense	—	—	—	—	—

Income from discontinued operations, net	$—	$—	$—	$—	$—

BRE Properties, Inc.

Reconciliation of Funds from Operations (FFO) and Continuing and Discontinued Operations

(In thousands, except per share, unit and per unit data)

CALCULATION OF FFO	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003
					(Restated)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$10,116	$13,479	$13,464	$11,646	$14,025
Add back/ exclude:
Depreciation from continuing operations	17,249	15,094	14,516	13,854	13,381
Depreciation from discontinued operations	—	—	—	—	—
Minority interests	576	613	718	719	823
Depreciation from unconsolidated entities	284	219	270	236	282
Net (gain) on investments (including discontinued operations)	—	—	—	—	—
Less: Minority interests not convertible into common shares	(105)	(139)	(244)	(244)	(243)

FUNDS FROM OPERATIONS, AS DEFINED(1)	$28,120	$29,266	$28,724	$26,211	$28,268

Other expenses (2)	1,792	—	—	—	—

FUNDS FROM OPERATIONS, EXCLUDING OTHER EXPENSES (2)	$29,912	$29,266	$28,724	$26,211	$28,268

Capital expenditures (3)	6,453	4,223	2,009	2,703	2,577

ADJUSTED FUNDS FROM OPERATIONS, EXCLUDING OTHER EXPENSES (2), (4)	$23,459	$25,043	$26,715	$23,508	$25,691

Weighted average shares and equivalents outstanding - assuming dilution	51,860	51,530	51,470	51,300	48,220

PER SHARE INFORMATION - ASSUMING DILUTION:

Funds from operations - as defined	$0.54	$0.57	$0.56	$0.51	$0.59

Funds from operations - excluding other expenses	$0.58	$0.57	$0.56	$0.51	$0.59

Adjusted funds from operations - as defined	$0.42	$0.49	$0.52	$0.46	$0.53

Adjusted funds from operations - excluding other expenses	$0.45	$0.49	$0.52	$0.46	$0.53

Average apartment units in period	23,952	23,556	23,211	22,767	21,997

Capital expenditures per apartment unit in period	$269	$179	$87	$119	$117

Capital expenditures per apartment unit-trailing four quarters	$654	$502	$440	$468	$440

(1)	Funds From Operations (FFO) is calculated in accordance with the White Paper adopted by the National Association of Real Estate Investment Trusts in October 1999 (as amended in April 2002). See Exhibit C for further definition.
(2)	For the quarter ended September 30, 2004, amount represents litigation and consulting costs incurred in connection with a construction defect lawsuit BRE is pursuing against the builder of Red Hawk Ranch and others. We present FFO excluding the litigation expenses due to the atypical nature of the charges.
(3)	Represents capital expenditures, excluding rehabilitation costs and development advances. The company expenses certain improvements related to the operation of apartment communities, including carpet, window covering and appliance replacements.
(4)	Represents funds from operations less capital expenditures. See Exhibit C for further definition.

RECONCILIATION OF CONTINUING AND DISCONTINUED OPERATIONS	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003
Revenues from continuing operations	$76,628	$75,145	$71,925	$70,193	$69,781
Revenues from discontinued operations	—	—	—	—	—

Total Revenues	$76,628	$75,145	$71,925	$70,193	$69,781
Real estate expenses-continuing operations	$23,688	$23,044	$22,146	$21,914	$21,799
Real estate expenses-discontinued operations	—	—	—	—	—

Total Real Estate Expenses	$23,688	$23,044	$22,146	$21,914	$21,799

Total Net Operating Income	$52,940	$52,101	$49,779	$48,279	$47,982

Depreciation from continuing operations	$17,249	$15,094	$14,516	$13,854	$13,381
Depreciation from discontinued operations	—	—	—	—	—

Total Depreciation	$17,249	$15,094	$14,516	$13,854	$13,381
Reported interest expense	$16,775	$16,591	$15,677	$14,975	$14,895
Interest expense - discontinued operations	—	—	—	—	—

Total Interest Expense	$16,775	$16,591	$15,677	$14,975	$14,895

BRE Properties, Inc.

“Same-Store” Markets Summary

For the Quarters ended September 30, 2004 and 2003

(Dollar amounts in thousands)

		Revenues			Expenses
	No. of Units	Q3 2004	Q3 2003	% Change	Q3 2004	Q3 2003	% Change
California
San Diego	3,711	$13,833	$13,568	2%	$3,602	$3,762	-4%
L.A./Orange County	3,863	13,352	12,825	4%	3,909	4,124	-5%
San Francisco	3,035	11,580	12,349	-6%	3,391	3,249	4%
Sacramento	2,156	6,230	6,359	-2%	2,009	1,997	1%

Pacific Northwest
Seattle	3,149	8,899	8,905	0%	3,157	3,230	-2%

Mountain/Desert Markets
Phoenix	2,440	5,733	5,696	1%	2,176	2,163	1%
Salt Lake City	1,264	2,771	2,803	-1%	942	961	-2%
Denver	1,200	2,791	2,986	-7%	1,092	1,098	-1%

Total Same-Store (1)	20,818	$65,189	$65,491	0%	$20,278	$20,584	-1%

		Net Operating Income
	No. of Units	Q3 2004	Q3 2003	% Change	% of Total
California
San Diego	3,711	$10,231	$9,806	4%	23%
L.A./Orange County	3,863	9,443	8,701	9%	21%
San Francisco	3,035	8,189	9,100	-10%	18%
Sacramento	2,156	4,221	4,362	-3%	9%

Pacific Northwest
Seattle	3,149	5,742	5,675	1%	13%

Mountain/Desert Markets
Phoenix	2,440	3,557	3,533	1%	8%
Salt Lake City	1,264	1,829	1,842	-1%	4%
Denver	1,200	1,699	1,888	-10%	4%

Total Same-Store (1)	20,818	$44,911	$44,907	0%	100%

		Net Operating Income
	No. of units	Q3 2004	Q3 2003
“Non Same-Store” Summary
Acquired properties (2)	1,776	$3,500	$185
Development properties (3)	1,208	2,657	1,040
Rehabilitation properties (4)	453	1,063	1,323
Joint venture and other real estate income (5)	488	218	175
Other income	n/a	591	352

Total Non Same-Store	3,925	$8,029	$3,075

Total All Units / NOI	24,743	$52,940	$47,982

(1)	Consists of stabilized properties owned by BRE for at least five full quarters, starting July 1, 2003.
(2)	Consists of NOI from properties acquired after July 1, 2003.
(3)	Consists of NOI from developed properties delivered or stabilized after July 1, 2003.
(4)	Consists of NOI from one property which is under rehabilitation.
(5)	Consists primarily of our percentage of net income derived from joint venture investments in rental properties.

BRE Properties, Inc.

“Same-Store” Markets Summary

For the Nine Months ended September 30, 2004 and 2003

(Dollar amounts in thousands)

		Revenues			Expenses
	No. of Units	YTD 2004	YTD 2003	% Change	YTD 2004	YTD 2003	% Change
California
San Diego	3,711	$41,029	$40,230	2%	$10,956	$10,742	2%
L.A./Orange County	3,863	39,225	37,902	3%	11,915	11,812	1%
San Francisco	3,035	34,994	36,697	-5%	9,896	9,319	6%
Sacramento	2,156	18,634	18,535	1%	6,118	5,831	5%

Pacific Northwest
Seattle	3,149	26,520	26,475	0%	9,305	9,063	3%

Mountain/Desert Markets
Phoenix	2,440	17,241	17,019	1%	6,337	6,035	5%
Salt Lake City	1,264	8,542	8,396	2%	2,704	2,608	4%
Denver	1,200	8,456	8,888	-5%	2,888	2,964	-3%

Total Same-Store (1)	20,818	$194,641	$194,142	0%	$60,119	$58,374	3%

		Net Operating Income
	No. of Units	YTD 2004	YTD 2003	% Change	% of Total
California
San Diego	3,711	$30,073	$29,488	2%	23%
L.A./Orange County	3,863	27,310	26,090	5%	20%
San Francisco	3,035	25,098	27,378	-8%	19%
Sacramento	2,156	12,516	12,704	-1%	9%

Pacific Northwest
Seattle	3,149	17,215	17,412	-1%	13%

Mountain/Desert Markets
Phoenix	2,440	10,904	10,984	-1%	8%
Salt Lake City	1,264	5,838	5,788	1%	4%
Denver	1,200	5,568	5,924	-6%	4%

Total Same-Store (1)	20,818	$134,522	$135,768	-1%	100%

		Net Operating Income
	No. of units	YTD 2004	YTD 2003
“Non Same-Store” Summary
Acquired properties(2)	1,776	$8,833	$185
Development properties (3)	1,208	6,435	2,448
Rehabilitation properties (4)	453	3,274	3,931
Discontinued operations (5)	n/a	—	1,242
Joint venture and other real estate income (6)	488	647	726
Other income	n/a	1,108	933

Total Non Same-Store	3,925	$20,297	$9,465

Total All Units / NOI	24,743	$154,819	$145,233

(1)	Consists of stabilized properties owned by BRE for at least seven full quarters, starting January 1, 2003.
(2)	Consists of NOI from properties acquired after January 1, 2003.
(3)	Consists of NOI from developed properties delivered or stabilized after January 1, 2003.
(4)	Consists of NOI from one property which is under rehabilitation.
(5)	Consists of NOI from properties sold in the past seven quarters.
(6)	Consists primarily of our percentage of net income derived from joint venture investments in rental properties.

BRE Properties, Inc.

“Same -Store” Operating Metrics

As of September 30, 2004 and 2003

	No. of Units	Market Rent per Unit (1)			Occupancy (2)		Turnover Ratio (3)
		Q304	Q303	% Change	Q304	Q303	2004	2003
California
San Diego	3,711	$1,338	$1,272	5%	96%	96%	70%	67%
L.A./ Orange Co.	3,863	1,194	1,160	3%	97%	96%	62%	57%
San Francisco	3,035	1,337	1,374	-3%	94%	94%	65%	71%
Sacramento	2,156	1,019	1,056	-3%	96%	96%	76%	83%

Pacific Northwest
Seattle	3,149	959	954	0%	95%	93%	63%	67%

Mountain/Desert Markets
Phoenix	2,440	800	781	2%	96%	94%	72%	71%
Salt Lake City	1,264	759	787	-3%	95%	95%	78%	75%
Denver	1,200	782	824	-5%	93%	95%	73%	79%

Total/Average Same Store (4)	20,818	$1,090	$1,083	1%	95%	95%	68%	68%

(1)	Represents, by region, weighted average market level rents for the period.
(2)	Represents average physical occupancy for the quarter. Excludes properties in lease-up.
(3)	Represents the annualized number of units turned over for the period, divided by the number of units in the region.
(4)	Consists of stabilized properties directly owned by BRE for at least five full quarters, starting July 1, 2003.

“Non Same-Store” Operating Metrics

Acquisition, Development, Rehabilitation,

and Joint Venture Communities - Q304 (5)

	Number of Units					Market Rent/Unit	Average Occupancy
	ACQ	DEV	REHAB	JV	Total
California
San Francisco	—	—	453	—	453	$1,357	86%
L.A./ Orange Co.	1,550	788	—	—	2,338	1,290	91%
Sacramento	—	—	—	236	236	1,097	97%

Pacific Northwest
Seattle	226	—	—	—	226	1,041	92%

Mountain/Desert Markets
Phoenix	—	—	—	252	252	814	95%
Denver	—	420	—	—	420	833	95%

Total/Average Non-Same Store	1,776	1,208	453	488	3,925	$1,192	91%

Total/Average Portfolio					24,743	$1,107	95%

(5)	Consists of communities acquired and development properties delivered or stablilized after July 1, 2003, one community currently under rehabilitation, and two communities that have been delivered and contributed to JV arrangements.

BRE Properties, Inc.

Debt Structure and Share Analysis as of September 30, 2004

(Dollar and share amounts in thousands)

	Balance Outstanding September 30, 2004	Average Life	For the nine months ended September 30, 2004
			Weighted Average Int. Rate	Percentage Total Debt	Percentage Gross Assets
FIXED RATE

Unsecured	$830,000	6.3 years	6.69%	62.1%	31.2%
Secured	74,905	4.9 years	7.75%	5.6%	2.8%

Total fixed rate debt	$904,905	6.2 years	6.78%	67.7%	34.0%

VARIABLE RATE DEBT

Unsecured Line of credit (1)	$218,000	1.6 years	2.72%	16.3%	8.2%
Secured Line of credit	140,000	3.7 years	2.16%	10.5%	5.3%
Debt subject to floating rate swaps (2)	50,173	0.8 years	4.05%	3.8%	1.9%
Secured tax-exempt mortgages	23,290	3.7 years	2.49%	1.7%	0.9%

Total variable rate debt	$431,463	2.4 years	2.68%	32.3%	16.3%

TOTAL DEBT	$1,336,368	5.1 years	5.45%	100.0%	50.2%

Ratio of debt to total market capitalization	38%
Interest expense coverage - YTD	3.0 x
Fixed charge coverage - YTD (3)	2.5 x

SCHEDULED PRINCIPAL PAYMENTS

	Unsecured	Secured	Total
2004	—	$615	$615
2005	18,352	32,884	51,236
2006 (4)	218,000	14,056	232,056
2007	200,000	13,113	213,113
2008 (5)	—	160,647	160,647
2009	200,000	17,426	217,426
2010	—	31,275	31,275
2011	250,000	—	250,000
Thereafter	180,000	—	180,000

Total	$1,066,352	$270,016	$1,336,368

CAPITALIZED INTEREST

	Qtr. Ended 9/30/2004	Qtr. Ended 9/30/2003
Interest capitalized	$1,253	$2,057

	YTD 9/30/2004	YTD 9/30/2003
Interest capitalized	$4,623	$7,233

SENIOR UNSECURED DEBT RATINGS

Moody’ s	Baa2	(stable	)
Standard & Poor’s	BBB	(stable	)
Fitch	BBB	(stable	)

SUMMARY OF COMMON SHARES

	Qtr. Ended 9/30/2004	Qtr. Ended 9/30/2003
Weighted Average
Weighted average shares outstanding (6)	50,210	46,565
Weighted average OP units	965	1,180
Dilutive effect of stock options	685	475

Diluted shares - FFO (7)	51,860	48,220
Less: Anti-dilutive OP Units (8)	(965)	(1,180)

Diluted shares - EPS(9)	50,895	47,040

	YTD 9/30/2004	YTD 9/30/2003
Weighted Average
Weighted average shares outstanding (6)	50,130	46,205
Weighted average OP units	970	1,185
Dilutive effect of stock options	520	350

Diluted shares - FFO (7)	51,620	47,740
Less: Anti-dilutive OP Units (8)	(970)	(1,185)

Diluted shares - EPS(9)	50,650	46,555

	As of 9/30/2004	As of 9/30/2003
Ending
Shares outstanding at end of period	50,263	49,343
OP units at end of period	1,021	1,146
Dilutive effect of stock options	685	475

Total	51,969	50,964

(1)	We have a revolving Line of credit providing up to $350 million currently priced at LIBOR plus 70 bp, maturing in April 2006.
(2)	We have four interest rate swap agreements with a notional amount aggregating $49.3 million that are used to assume a floating rate of interest on a portion of our fixed rate debt, maturing in 2005.
(3)	Represents interest expense and preferred stock dividend payment coverage for the nine months ended September 30, 2004.
(4)	Includes the scheduled maturity of our unsecured line of credit. At September 30, 2004, the outstanding balance was $218 milllion.
(5)	Includes the scheduled maturity of our secured line of credit. At September 30, 2004, the outstanding balance was $140 million.
(6)	Represents denominator for shares in the calculation of basic earnings per share.
(7)	Represents denominator for shares in the calculation of diluted FFO per share.
(8)	Under FAS 128, common share equivalents deemed to be anti-dilutive are excluded from the diluted earnings per share calculations.
(9)	Represents denominator for shares in the calculation of diluted EPS.

BRE Properties, Inc.

Development Communities and Land Held for Development

September 30, 2004

(Dollar amounts in millions)

COMMUNITIES	Number of Units	Cost Incurred		Estimated Cost	Balance to Complete	Delivered Units	Estimated Completion (1)
CONSTRUCTION IN PROGRESS

Pinnacle at Chino Hills Chino Hills, CA	208	$21.9		$38.6	$16.7	—	4Q/2005
Pinnacle Bridgeport Santa Clarita, CA	188	17.1		40.5	23.4	—	3Q/2006
Pinnacle Towngate Moreno Valley, CA	268	9.5		39.2	29.7	—	3Q/2006
Pinnacle Orange Orange, CA	460	20.5		102.4	81.9	—	1Q/2007

Total CIP	1,124	$69.0	(2)	$220.7	$151.7	—

LAND UNDER DEVELOPMENT (3)	Number of Units	Cost Incurred	Estimated Cost	Estimated Const. Start
Pinnacle Pasadena Pasadena, CA	188	$14.5	$51.9	4Q/2004
Pinnacle Emeryville Emeryville, CA	224	9.2	60.0	3Q/2005

Total LUD	412	$23.7	$111.9

LAND UNDER CONTRACT (4)	Number of Units	Cost Incurred (5)	Estimated Cost(6)	Estimated Const. Start
L.A./Orange County	320	$0.4	$77.2	1H/2006
L.A./Orange County	288	1.3	112.5	2H/2005
San Francisco Bay Area	408	0.6	92.4	2H/2006
San Francisco Bay Area	378	1.1	100.2	1H/2006

Total	1,394	$3.4	$382.3

(1)	“Completion” is defined as our estimate of when an entire project will have a final certificate of occupancy issued and be ready for occupancy. Completion dates have been updated to reflect our current estimates of receipt of final certificates of occupancy, which are dependent on several factors, including construction delays and the inability to obtain necessary public approvals.
(2)	Reflects all recorded costs incurred as of September 30, 2004, recorded on our consolidated balance sheet as “direct investments in real estate-construction in progress.”
(3)	Land under development represents projects in various stages of predevelopment, development and initial construction, for which construction or supply contracts have not yet been finalized. As these contracts are finalized, projects are transferred to construction in progress on our consolidated balance sheet.
(4)	Land under contract represents land parcels for which we have signed a purchase and sale agreement and commenced the entitlement process.
(5)	Represents deposits, contractual costs, and entitlement expenses incurred to date, of which $200,000 is refundable.
(6)	Estimated costs for properties categorized as Land under Contract are subject to change during the process of entitlement.

BRE Properties, Inc.	Exhibit A
Sequential “Same-Store” Multifamily Markets Summary
Last five quarters

REVENUES

	Q3 2004	Q2 2004	Q1 2004	Q4 2003	Q3 2003
California
San Diego	0%	4%	-1%	0%	1%
L.A./Orange County	2%	3%	0%	-1%	1%
San Francisco	-1%	1%	2%	-7%	1%
Sacramento	1%	0%	2%	-4%	3%

Pacific Northwest
Seattle	0%	2%	1%	-3%	1%

Mountain/Desert Markets
Phoenix	0%	0%	1%	0%	0%
Salt Lake City	-4%	1%	5%	-2%	1%
Denver	-3%	4%	-1%	-5%	-3%

Total Same Store	0%	2%	1%	-3%	1%

EXPENSES (1)

	Q3 2004	Q2 2004	Q1 2004	Q4 2003	Q3 2003
California
San Diego	-3%	2%	4%	-7%	10%
L.A./Orange County	-2%	-1%	3%	-5%	8%
San Francisco	5%	-1%	-4%	3%	8%
Sacramento	-1%	-2%	4%	0%	1%

Pacific Northwest
Seattle	2%	1%	-3%	-2%	9%

Mountain/Desert Markets
Phoenix	3%	2%	-5%	0%	10%
Salt Lake City	5%	4%	0%	-10%	18%
Denver	19%	5%	-12%	-10%	14%

Total Same Store	2%	0%	-1%	-3%	9%

NET OPERATING INCOME

	Q3 2004	Q2 2004	Q1 2004	Q4 2003	Q3 2003
California
San Diego	1%	4%	-3%	2%	-1%
L.A./Orange County	3%	5%	-1%	1%	-2%
San Francisco	-4%	2%	5%	-11%	-1%
Sacramento	1%	1%	1%	-6%	4%

Pacific Northwest
Seattle	-1%	3%	4%	-4%	-3%

Mountain/Desert Markets
Phoenix	-2%	-1%	5%	-1%	-6%
Salt Lake City	-9%	0%	7%	2%	-6%
Denver	-14%	3%	5%	-2%	-11%

Total Same Store	-1%	3%	1%	-3%	-2%

(1)	Expenses fluctuate from quarter to quarter due to timing of repairs and maintenance, utililities and other items.

BRE Properties, Inc.	Exhibit B
Net Asset Value calculation, Annualized Q3 2004
(Amounts in thousands, except per share data)

Overall portfolio capitalization rate: 6.50% (1)

	Calculation per Actual-Q3 ’04	Adjustments		As Adjusted
Annualized revenues and expenses:
Current rental revenues	$289,120			$289,120
Partnership and ancillary revenues (2)	15,028			15,028

Total real estate revenues	304,148			$304,148

Total real estate expenses	(94,752)			(94,752)

Annualized real estate net operating income	$209,396	$(3,992	)(3),(4)	$205,404

Real estate asset value	3,221,477			$3,160,062

Value of other assets:
Cash and cash equivalents	$1,484			$1,484
Properties acquired 3Q ’04 @ 1.0x cost	—	31,043	(3)	$31,043
Construction in progress @ 1.10x cost	75,933	69,946	(4)	145,879
Land under development @1.10x cost	26,017			26,017
Receivables and other assets, tangible	31,878			31,878
Other liabilities	(32,253)			(32,253)

Total value of other assets	$103,059	$100,989		$204,048

Value of all assets:
Real estate asset value	$3,221,477			$3,160,062
Value of other assets	103,059			204,048

Total asset value	$3,324,536			$3,364,110

Debt and preferred equity:
Mortgage loans	$130,016			$130,016
Unsecured senior notes	848,352			848,352
Unsecured line of credit	218,000			218,000
Secured line of credit	140,000			140,000
Perpetual preferred stock	175,000			175,000

Total debt and preferred	$1,511,368			$1,511,368

Current equity value	$1,813,168			$1,852,742

Common shares outstanding	50,263			50,263
Operating partnership units	1,021			1,021
Dilution from stock options	685			685

Diluted shares/OP units outstanding	51,969			51,969

CURRENT NET ASSET VALUE PER SHARE	$34.89			$35.65

1 Market cap rates	Current range
San Francisco	5.75% - 6.25%
San Diego	5.50% - 6.00%
L.A. / Orange Co.	5.50% - 6.00%
Sacramento	5.75% - 6.25%
Seattle	5.75% - 6.25%
Phoenix	6.00% - 6.50%
Salt Lake City	7.25% - 7.75%
Denver	6.75% - 7.25%

Weighted average	5.75% - 6.25%

1	The NAV calculation uses a cap rate of 6.50%, which is 50 basis points above the mid-point of our estimated composite range. Market cap rates are based on market transactional data in each operating region, compiled internally, and are updated on a semi-annual basis.
2	Excludes other income.
3	Represents Evergreen Park Apartments which was purchased during the quarter and did not generate full rental revenues for the period. Cost is added back and net operating income from this community is subtracted to arrive at adjusted NOI.
4	Represents Pinnacle Westridge and Pinnacle Talega II which were transferred out of CIP and were in lease up during the quarter and did not generate full rental revenues for the period. Cost is added back to CIP at 1.10x of cost, and net operating income from those communities is subtracted to arrive at adjusted NOI.

BRE Properties, Inc.	Exhibit C
Non-GAAP Financial Measure Reconciliations and Definitions
(Dollar amounts in thousands)

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE’s definition and calculation of non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is based on NAREIT’s current definition and is calculated by BRE as net income computed in accordance with GAAP, excluding gains or losses from sales of investments, plus depreciation, and after adjustments for unconsolidated joint ventures and minority interests convertible to common shares. We consider FFO and FFO per common share to be appropriate supplemental measures of the operating performance of an equity REIT because, by excluding gains or losses and depreciation, FFO and FFO per common share can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. Other expenses in 2004 reflect litigation and consulting costs incurred to date in connection with a construction defect lawsuit BRE is pursuing against the builder of the Red Hawk Ranch apartment community and other parties. For 2003, Other expenses represents total settlement charges, including legal fees, related to a joint venture dispute and a class action application fee suit. We consider FFO and FFO per common share, excluding other expenses, to be appropriate supplemental measures of operating performance because they exclude non-operating items and enhance the comparison of real estate operating performance between periods or as compared to other companies. Below is a reconciliation of net income available to common shareholders to FFO and FFO excluding Other expenses:

	Quarter ended 9/30/04	Quarter ended 9/30/03	Year to Date 9/30/04	Year to Date 9/30/03
		(Restated)
Net income available to common shareholders	$10,116	$14,025	$37,059	$58,687
Depreciation from continuing operations	17,249	13,381	46,859	39,192
Depreciation from discontinued operations	—	—	—	306
Minority interests	576	823	1,907	2,477
Depreciation from unconsolidated entities	284	282	773	858
Net gain on investments	—	—	—	(23,147)
Less: Minority interests not convertible to common	(105)	(243)	(488)	(736)

Funds from operations	$28,120	$28,268	$86,110	$77,637

Other expenses (1)	1,792	—	1,792	7,305

Funds from operations, excluding other expenses	$29,912	$28,268	$87,902	$84,942

Diluted shares outstanding - EPS (2)	50,895	47,040	50,650	46,555
Net income per common share - diluted	$0.20	$0.30	$0.73	$1.27

Diluted shares outstanding - FFO (2)	51,860	48,220	51,620	47,740
FFO per common share - diluted	$0.54	$0.59	$1.67	$1.63

FFO per common share, excluding other expenses - diluted	$0.58	$0.59	$1.70	$1.78

Adjusted Funds from Operations (AFFO)

AFFO represents funds from operations less recurring value retention capital expenditures. We consider AFFO and AFFO per common share to be appropriate supplemental measures of the performance of an equity REIT because, like FFO, they capture real estate performance by excluding gains or losses on investments and depreciation. Unlike FFO, AFFO and AFFO per common share also reflect that capital expenditures are necessary to maintain the associated real estate assets. We consider AFFO and AFFO per common share, excluding other expenses, to be appropriate supplemental measures of operating performance because they both reflect capital expenditures and exclude non-operating items, providing true operational performance including the impact of capital expenditures necessary to maintain real estate assets. Below is a reconciliation of net income available to common shareholders to AFFO:

	Quarter ended 9/30/04	Quarter ended 9/30/03	Year to Date 9/30/04	Year to Date 9/30/03
		(Restated)
Net income available to common shareholders	$10,116	$14,025	$37,059	$58,687
Depreciation from continuing operations	17,249	13,381	46,859	39,192
Depreciation from discontinued operations	—	—	—	306
Minority interests	576	823	1,907	2,477
Depreciation from unconsolidated entities	284	282	773	858
Net gain on investments	—	—	—	(23,147)
Less: Minority interests not convertible to common	(105)	(243)	(488)	(736)
Less: Capital expenditures	(6,453)	(2,577)	(12,685)	(7,687)

Adjusted funds from operations	$21,667	$25,691	$73,425	$69,950

Other expenses (1)	1,792	—	1,792	7,305

Adjusted funds from operations, excluding other expenses	$23,459	$25,691	$75,217	$77,255

Diluted shares outstanding - EPS (2)	50,895	47,040	50,650	46,555
Net income per common share - diluted	$0.20	$0.30	$0.73	$1.27

Diluted shares outstanding - FFO (2)	51,860	48,220	51,620	47,740
AFFO per common share - diluted	$0.42	$0.53	$1.42	$1.47

AFFO per common share, excluding other expenses - diluted	$0.45	$0.53	$1.46	$1.62

(1)	Represents litigation charges as described on page 13.
(2)	See analysis of weighted average shares at page 17.

BRE Properties, Inc.	Exhibit C, continued
Non-GAAP Financial Measure Reconciliations and Definitions
(Dollar amounts in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, excluding minority interests, gains or losses from sales of investments, redemption related preferred stock issuance costs, preferred stock dividends and other expenses. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, gains (losses) from property dispositions and other charges, which permits investors to view income from operations without the impact of noncash depreciation or the cost of debt, or with respect to Adjusted EBITDA other non-operating items described above. Below is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter ended 9/30/04	Quarter ended 9/30/03	Year to Date 9/30/04	Year to Date 9/30/03
		(Restated)
Net income available to common shareholders	$10,116	$14,025	$37,059	$58,687
Interest	16,775	14,895	49,042	44,642
Depreciation	17,249	13,381	46,859	39,498

EBITDA	44,140	42,301	132,960	142,827
Minority interests	576	823	1,907	2,477
Net gain on sales	—	—	—	(23,147)
Dividends on preferred stock	3,203	2,657	8,588	7,971
Other expenses	1,792	—	1,792	7,305

Adjusted EBITDA	$49,711	$45,781	$145,247	$137,433

Net Operating Income (NOI)

NOI is defined as total revenues less real estate expenses (including such items as repairs and maintenance, payroll, utilities, property taxes and insurance, advertising and management fees.) We consider NOI to be an appropriate supplemental measure of our performance because it reflects the operating performance of our real estate portfolio at the property level and is used to make decisions about resource allocations and assessing regional property level performance. Below is a reconciliation of net income available to common shareholders to net operating income:

	Quarter ended 9/30/04	Quarter ended 9/30/03	Year to Date 9/30/04	Year to Date 9/30/03
		(Restated)
Net income available to common shareholders	$10,116	$14,025	$37,059	$58,687
Interest	16,775	14,895	49,042	44,642
Depreciation	17,249	13,381	46,859	39,498
Minority interests	576	823	1,907	2,477
Net gain on sales	—	—	—	(23,147)
Dividends on preferred stock	3,203	2,657	8,588	7,971
General and administrative expense	3,229	2,201	9,572	7,800
Other expenses	1,792	—	1,792	7,305

NOI	$52,940	$47,982	$154,819	$145,233

Less Non Same-Store NOI	8,029	3,075	20,297	9,465

Same-Store NOI	$44,911	$44,907	$134,522	$135,768